UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TransCommunity Bankshares Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

April 28, 2003

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of TransCommunity Bankshares Incorporated (“TransCommunity”) on Tuesday, May 27, 2003, at 10:00 a.m. at The Place at Innsbrook, 403 6-C Cox Road, Glen Allen, Virginia. The accompanying notice and proxy statement describe important matters to be presented at the meeting. We have also enclosed our Annual Report to Shareholders that will be reviewed at the Annual Meeting. Please give these materials your prompt attention.

At the meeting, votes will be cast for the Class n directors of TransCommunity, as more fully explained in the enclosed proxy statement. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors. Votes will also be cast to ratify the designation of S.B. Hoover & Company, L.L.P. as independent public accountants for TransCommunity. The Board of Directors unanimously recommends that you VOTE FOR ratification of S.B. Hoover & Company, L.L.P.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Sincerely,

Bruce B. Nolte
President and Chief Operating Officer

9025 Forest Hill Avenue, P.O. Box 36197, Richmond, VA 23235    PHONE 804-320-6000    FAX 804-320-6024    TOLL FREE 1-800-606-0946

www.transcommunitybankshares.com

TRANSCOMMUNITY BANKSHARES INCORPORATED

9025 Forest Hill Avenue

Richmond, Virginia 23235

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2003

To Our Shareholders:

The 2003 Annual Meeting of Shareholders of TransCommunity Bankshares Incorporated (“TransCommunity”) will be held on Tuesday, May 27, 2003, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia for the following purposes:

1.	To elect five (5) Class It directors to serve on the TransCommunity Board of Directors until the 2006 Annual Meeting and until their successors are elected and qualified;

2.	To ratify the designation of S.B. Hoover & Company, L.L.P. as independent public accountants for TransCommunity for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 21, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Bruce B. Nolte
President and Chief Operating Officer

April 28, 2003

The Board of Directors of TransCommunity Bankshares Incorporated unanimously recommends that shareholders VOTE FOR all of the Class II directors named in the attached proxy statement and VOTE FOR ratification of the designation of S.B. Hoover & Company, L.L.P. as independent public accountants.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

TRANSCOMMUNITY BANKSHARES INCORPORATED

9025 Forest Hill Avenue

Richmond, Virginia 23235

PROXY STATEMENT

GENERAL INFORMATION

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2003 Annual Meeting of the Shareholders (the “Annual Meeting”) of TransCommunity Bankshares Incorporated (“TransCommunity”) to be held Tuesday, May 27, 2003, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The approximate mailing date of this proxy statement and accompanying proxy is April 28, 2003.

Use and Revocation of Proxies

If the enclosed proxy form is properly executed and timely returned for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions thereon. If no instructions are included, the proxy will be voted FOR the nominees for the board of directors listed in this proxy statement, FOR ratification of S.B. Hoover & Company, L.L.P. as TransCommunity’s independent public accountants, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of TransCommunity an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

Shareholders Entitled to Vote and Vote Required

Only holders of record of TransCommunity common stock at the close of business on April 21, 2003, are entitled to vote at the Annual Meeting. On the record date there were 1,849,199 shares of common stock outstanding and entitled to vote. TransCommunity has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of outstanding TransCommunity common stock is entitled to one vote on each matter presented at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. On all other matters presented at the Annual Meeting, an affirmative vote by the holders of a majority of shares represented at the meeting is required for approval. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

TransCommunity will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of TransCommunity acting without commission or other special compensation may solicit proxies in person, by telephone or by mail. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and TransCommunity will reimburse them for their charges and expenses in this connection.

Securities Ownership of Certain Beneficial Owners and Management

As of April 21, 2003, no person is known to be the beneficial owner of more than five percent of the issued and outstanding common stock of TransCommunity. One shareholder, TCP Financial Corporation, a bank holding company headquartered in Wayzata, Minnesota, has subscribed for an additional 94,000 shares at a purchase price of $10.00 per share, subject to applicable regulatory approval. If this purchase is completed, TCP will own 169,000 shares, representing approximately 9.2% of TransCommunity’s outstanding shares at March 31, 2003.

The following table sets forth information as of April 21, 2003, regarding the number of shares of TransCommunity common stock beneficially owned by each current director, director nominee and certain executive officers of TransCommunity, and by all current directors, director nominees and executive officers of TransCommunity as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class
Dean P. Agee	1,000	*
Thomas M. Crowder	5,000	*
James F. Keller	12,767	*
Richard W. Mayhew	10,000	*
M. Andrew McLean	2,100	*
Julian C. Metts, Jr.	18,767	1.0%
James L. Minter	11,450	*
Bruce B. Nolte	26,800	1.4%
Lawrence B. Nuckols	15,100	*
Troy A. Peery	5,000	*
John W. Pretlow, Jr.	1,000	*
John J. Purcell, Jr.	5,000	*
George W. Rimler	8,000	*
Stuart C. Siegel	15,000	*
John J. Sponski	5,250	*
John C. Watkins	5,633	*
William C. Wiley	28,900	1.5%
Robin Traywick Williams	3,100	*

All TransCommunity directors and executive officers (18 persons)	179,357	9.5%

*	Represents less than one percent (1%) of total outstanding shares of TransCommunity common stock as of April 21, 2003.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes shares subject to presently exercisable options or options exercisable within 60 days of April 21, 2003, awarded to directors of Bank of Powhatan, N.A. under TransCommunity’s stock option plan, as follows: Mr. Keller—667; Mr. Metts—2,767; Mr. Minter—3,950; Mr. Watkins—2,133; and Mr. Wiley—3,900. The stock option plan of Bank of Powhatan was assumed by TransCommunity on a share-for-share basis in connection with the reorganization whereby Bank of Powhatan became a wholly-owned subsidiary of TransCommunity. Also includes shares subject to presently exercisable options granted to Mr. Wiley (20,000 shares) and Mr. Nolte (14,000 shares) pursuant to their employment agreements with TransCommunity.
(3)	Excludes shares subject to options awarded April 15, 2003 (but not exercisable within 60 days of that date) to directors and executive officers as follows: Mr. Agee—1,000; Mr. Crowder—5,000; Mr. Keller—12,000; Mr. Mayhew—12,500; Mr. McLean—3,100; Mr. Metts—16,000; Mr. Minter—5,000; Mr. Nolte—12,500; Mr. Nuckols—14,100; Mr. Peery—7,500; Mr. Pretlow—1,000; Mr. Purcell—5,000; Mr. Rimler—7,500; Mr. Siegel—15,000; Mr. Sponski—7,750; Mr. Watkins—3,500; and Ms. Williams—3,100. Also excludes shares subject to options that are not exercisable within 60 days of April 21, 2003, awarded to Mr. Wiley (10,000 shares) and Mr. Nolte (7,000 shares) pursuant to their employment agreements. All such options vest over time and are exercisable at $10.00 per share.

ELECTION OF DIRECTORS

All shareholders of TransCommunity are requested to vote on the election of the Class n directors at the Annual Meeting. TransCommunity’s Board is divided into three classes (I, II, and HI) of directors. Thomas M. Crowder, Julian C. Metts, Jr., Troy A. Peery, Jr., John J. Purcell, Jr., and George W. Rimler currently serve as Class n directors, with terms expiring at the 2003 Annual Meeting. The persons named below will be nominated to serve as Class II directors. Each of the Class II director nominees currently serves as a Class II director of TransCommunity. If elected, the Class U nominees will serve until the 2006 Annual Meeting. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board of Directors believes that the nominees will be available and able to serve as Class II directors, but if any of these persons should not be available or able to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of TransCommunity may designate. In the alternative, the Board may reduce the size of any class to reflect the number of remaining nominees, if any, for whom the proxies will be voted.

Certain information concerning the five nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class in and Class I directors, who will continue in office after the Annual Meeting until the 2004 and 2005 Annual Meeting of Shareholders, respectively.

The Board of Directors Recommends a Vote “For” All of the Individuals Nominated to Serve as Class II Directors.

NOMINEES FOR ELECTION AS

CLASS II DIRECTORS

(To Serve until 2006 Annual Meeting)

Name and (Age)	Director Since	Principal Occupation During Past Five Years
Thomas M. Crowder (47)	2001

Chief Financial Officer, TransCommunity Bankshares Incorporated since February 3, 2003. Prior to that time, Executive Vice President, Guilford Company (private investment firm), Richmond, Virginia, since 1989; Director, Bank of Goochland, N.A., Goochland, Virginia

Julian C. Metts, Jr. (69)	1998(1)	Orthodontist, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Troy A. Peery, Jr. (56)	2002

President, Peery Enterprises (real estate development), Manakin-Sabot, Virginia since October 1998; President, Heilig-Meyers Company, Richmond, Virginia from September 1985 to December 1998(2); Director, S&K Famous Brands, Inc., Richmond, Virginia; Director, Open Plan Systems, Richmond, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia

John J. Purcell, Jr. (65)	2001

Secretary and Treasurer, J. S. Purcell Lumber Corporation, Louisa, Virginia; former member, Board of Supervisors, Louisa County, Virginia; Chairman, Organizing Board of Directors, Bank of Louisa, N.A. (in organization), Louisa, Virginia

George W. Rimler (61)	2001	Professor of Management, Virginia Commonwealth University, Richmond, Virginia; Director, Virginia Family Business Forum

CLASS III DIRECTORS

(Continuing To Serve until 2004 Annual Meeting)

Dean P. Agee (67)	2001	Retired; Former Clerk of the Circuit Court of Louisa County, Virginia; Organizing Board of Directors, Bank of Louisa, N.A. (in organization), Louisa, Virginia

Lawrence B. Nuckols (62)	2002

Self-employed cattle farmer and real estate developer, Goochland, Virginia; former owner, Nuckols Exxon, Goochland, Virginia; former member, Board of Supervisors, Goochland County, Virginia; Chairman, Bank of Goochland, N.A., Goochland, Virginia

John W. Pretlow, Jr. (58)	2001	Owner, John W. Pretlow Insurance Agency, Inc., Richmond, Virginia

John J. Sponski (63)	2001	Member/President, Tre Sorelle, L.L.C. (consulting services), Locust Dale, Virginia; Retired, Former Executive Vice President, Bank of America Corporation

William C. Wiley (57)	2000	(1)	Chairman and Chief Executive Officer, TransCommunity Bankshares Incorporated; Director, Bank of Powhatan, NA, Powhatan, Virginia; Principal Shareholder of DPO Holdings, Inc., Richmond, Virginia

CLASS I DIRECTORS

(Continuing To Serve until 2005 Annual Meeting)

Richard W. Mayhew (52)	2001		President, Main Street Mortgage and Investment Corporation, Richmond, Virginia; Director and Secretary, TransCommunity Bankshares Incorporated

James L. Minter (65)	2000	(1)	Owner, J.L. Minter Electrical Contractor, Richmond, Virginia; Owner, Swansboro Mechanical, Inc., Richmond, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Stuart C. Siegel (60)	2002		Chairman, S&K Famous Brands, Inc., Richmond, Virginia; Director, SunTrust Bank, Central Board, Richmond, Virginia

John C. Watkins (56)	1998	(1)	President, Watkins Nurseries, Inc., Midlothian, Virginia; Member, Virginia State Senate; Chairman, Bank of Powhatan, N.A., Powhatan, Virginia

Robin Traywick Williams (52)	2002

Chairman, Virginia Racing Commission, Richmond, Virginia, since 1998; Chief of Staff for Lieutenant Governor of Virginia in 2001; Legislative Liaison for Lieutenant Governor of Virginia from 1997 to 2000; Director, Bank of Goochland, N.A., Goochland, Virginia

(1)	Includes term as a director of Bank of Powhatan, N.A. before TransCommunity became the holding company for Bank of Powhatan, N.A.
(2)	On August 16, 2000, Heilig-Meyers Company and certain of its subsidiaries (the Company) filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code (the Bankruptcy Code). The company is in possession of its assets, and manages and operates its businesses as debtor-in-possession under the Bankruptcy Code.

There are no family relationships between any director or executive officer of TransCommunity; however, TransCommunity director John J. Purcell, Jr. is the father of David M. Purcell, a director of Bank of Powhatan, N.A. and a member of the organizing board of directors of Bank of Louisa, N.A. The Board of Directors is not aware of any involvement in legal proceedings which are material to an evaluation of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

Board Committees and Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. During calendar year 2002, the Board of Directors held 10 regular meetings. Each incumbent director attended at least 75% of all meetings of the board and committees on which he served, with the exception of Mr. Siegel, who attended 43% of all meetings of the board and committees on which he served. The Board of Directors has standing Executive, Compensation, Nominating and Audit Committees.

Nominating Committee: Members of the Nominating Committee are Messrs. Watkins (Chairman), Agee, Siegel and Ms. Williams. The Nominating Committee makes nominations and considers the qualifications of any candidates for membership on the Board. The Nominating Committee will accept for consideration shareholder nominations for directors if made in writing in accordance with TransCommunity’s bylaws. Shareholder nominations must include the nominee’s written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice. To be considered for the 2004 Annual Meeting of Shareholders, nominations must be received by the Corporate Secretary no later than March 29, 2004. The Nominating Committee did not meet in 2002.

Executive Committee: Members of the Executive Committee are Messrs. Peery (Chairman), Crowder, Purcell, Watkins and Wiley. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board. The Executive Committee met three times in 2002.

Compensation Committee: Members of the Compensation Committee are Messrs. Peery (Chairman), Metts, Nuckols, Rimler and Sponski. This committee recommends the level of compensation for TransCommunity’s officers and other employee remuneration plans to the Board of Directors. The Compensation Committee met one time in 2002.

Audit Committee: Members of the Audit Committee are Messrs. Sponski (Chairman), Pretlow and Siegel. Also, by resolution of the Board of Directors of TransCommunity, the chair of the Audit Committee of each existing subsidiary bank of TransCommunity sits as an ex officio member of the TransCommunity Audit Committee. These additional members are John H. Anderson (Bank of Powhatan), W. Daniel Holly, HI (Bank of Goochland) and Wallace L. Tingler, a representative of the organizing directors of Bank of Louisa (proposed). The Audit Committee reviews and approves various audit functions including the year-end audit performed by TransCommunity’s independent auditors. The Audit Committee met four times in 2002. See Report of the Audit Committee on page 13.

Directors’ Compensation

The directors received no retainer for 2002, nor did any director receive any fees for attending board or committee meetings.

Executive Officers of TransCommunity Who Are Not Directors

Name (Age)	Principal Occupation During Past Five Years
Bruce B. Nolte (56)

President and Chief Operating Officer, TransCommunity since June 27, 2001; President, TransCommunity since May 1, 2001. A native of Richmond, Virginia, Mr. Nolte has more than 20 years’ experience in the financial services industry. Before joining TransCommunity, Mr. Nolte served as Executive Vice President and General Counsel of First Horizon Strategic Alliances, Inc., a subsidiary of First Tennessee Bank, N.A., from 1995 to 2001. Mr. Nolte is a graduate of the U.S. Military Academy, and holds a law degree from the University of Richmond.

James F. Keller (47)

President and Chief Executive Officer, Bank of Powhatan, N.A. since December 7, 2000. Before joining Bank of Powhatan, Mr. Keller was Branch Manager for the Cumberland office of Wachovia Bank, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia.

M. Andrew McLean (49)

President and Chief Executive Officer, Bank of Goochland, N.A. since October 15, 2001. Before joining Bank of Goochland in its organizing stages, Mr. McLean was Executive Vice President at First Capital Bank, Glen Allen, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia.

Executive Compensation

The following table shows the cash and non-cash compensation paid to Mr. Wiley, President and Chief Executive Officer of TransCommunity, and TransCommunity’s next four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation

Name and Principal Position	Year	Salary			Bonus		Other Annual Compensation(1)	Options (#)		All other Compensation(8)
William C. Wiley Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	140,000 97,375 53,000	(2)	$ $	25,000 25,000 —	— — —	— 5,850 —	(3)		— — —

Bruce B. Nolte President and Chief Operating Officer	2002 2001	$ $	124,000 87,833	(4)	$ $	12,500 12,500	— —	— —		$ $	1,860 316

Richard W. Mayhew(5) President and Chief Executive Officer, Main Street Mortgage and Investment Corporation	2002 2001	$ $	120,000 120,000			— —	— —	— —		$ $	1,800 75

James F. Keller(6) President and Chief Executive Officer, Bank of Powhatan, N.A.	2002 2001 2000	$ $ $	110,000 85,000 80,000		$	— 15,000 —	— — —	— 1,000 —	(3)	$ $	1,560 458 —

M. Andrew McLean(7) President and Chief Executive Officer, Bank of Goochland, N.A.	2002 2001	$ $	110,000 6,662			$10,000 —	— —	— —			$1,258 —

(1)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange

Commission did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each of the years reported for each executive officer.
(2)	During calendar year 2000, Mr. Wiley served as Interim Chief Executive Officer of the Bank of Powhatan, N.A., from July 8, 2000 to December 8, 2000, when a new President and Chief Executive Officer commenced employment.
(3)	Mr. Wiley and Mr. Keller were granted options to purchase 5,850 and 1,000 shares, respectively, of Bank of Powhatan, N.A. common stock on May 16, 2001, under the Bank of Powhatan, N.A.’s stock option plan. In connection with the reorganization by which TransCommunity became the holding company for Bank of Powhatan effective August 15, 2001, these options were assumed by TransCommunity and converted into options to purchase an equal number of shares of TransCommunity common stock. The options have an exercise price of $10.00 per share and vest in three equal annual installments as of the first, second and third anniversary of the date of grant.
(4)	Represents compensation paid from May 1, 2001, when Mr. Nolte’s employment with TransCommunity commenced, through December 31, 2001.
(5)	Mr. Mayhew served as Chief Financial Officer of TransCommunity until February 3, 2003. He continues to serve as President and Chief Executive Officer of Main Street Mortgage and Investment Corporation, which is an indirect wholly-owned subsidiary of TransCommunity. Mr. Mayhew’s salary for 2001 and 2002 was paid by Main Street for Mr. Mayhew’s services as an officer of Main Street. Mr. Mayhew drew no compensation from TransCommunity for his services as Chief Financial Officer of TransCommunity.
(6)	Mr. Keller became President and Chief Executive Officer of Bank of Powhatan, N.A. (“Bank of Powhatan”) on December 7, 2000. His salary is paid by Bank of Powhatan.
(7)	Mr. McLean became President and Chief Executive Officer of Bank of Goochland, N.A. (“Bank of Goochland”) on October 15, 2001. His salary is paid by Bank of Goochland.
(8)	“All Other Compensation” consists of 401(k) match.

Stock Options

There were no stock option grants to the named executive officers during 2002.

FISCAL YEAR-END OPTION VALUES(1)

Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable
William C. Wiley	1,950/3,900	(2)	—

Bruce B. Nolte	—		—

Richard W. Mayhew	—		—

James F. Keller	333/667	(2)	—

M. Andrew McLean(1)	—		—

(1)	None of the above named executive officers exercised stock options during 2002.

(2)	See note (3) to the Summary Compensation Table above for information concerning Messrs. Wiley’s and Keller’s options.

Stock option grants in 2003 to directors and executive officers are shown in note (3) to the table under “Securities Ownership of Certain Beneficial Owners and Management” above.

Employment Agreements

Effective June 27, 2001, TransCommunity and Mr. Wiley entered into an employment agreement under which Mr. Wiley will serve as Chairman of the Board of Directors and Chief Executive Officer of TransCommunity, with the responsibility for performing such services and duties as TransCommunity’s Board of Directors may designate, for an annual base salary of $140,000, subject to increase at the discretion of the Board. In addition, the agreement provided for performance bonuses in 2001 and 2002 based on meeting specified performance goals. Mr. Wiley received bonuses of $25,000 for 2001 and 2002 under this provision. Other benefits include term life insurance and health and disability insurance coverage.

The agreement is for a term of three years. Mr. Wiley serves at the pleasure of TransCommunity’s Board of Directors. If, during the term of the agreement, Mr. Wiley’s employment is terminated without cause, Mr. Wiley will be entitled to a severance payment equal to his annual salary at that time. The agreement also contains non-competition covenants for a period of one year following termination of Mr. Wiley’s employment.

Mr. Wiley’s agreement provides that he will be granted options to purchase 30,000 shares of TransCommunity common stock, subject to adjustment in certain circumstances, at an exercise price of not less than the fair market value at the date of grant. The options vest in three equal annual installments as of December 31, 2001, 2002 and 2003.

Effective June 27, 2001, TransCommunity and Mr. Nolte also entered into an employment agreement to serve as President and Chief Operating Officer of TransCommunity. The terms of Mr. Nolte’s agreement are similar to Mr. Wiley’s agreement, except that Mr. Nolte’s annual base salary is $124,000, subject to increase at the discretion of the Board. Mr. Nolte’s agreement also provided for performance bonuses in 2001 and 2002 based upon meeting specified performance goals. Mr. Nolte received bonuses of $12,500 for 2301 and 2002 under this provision. Mr. Nolte’s agreement provides that he will receive options for the purchase of 21,000 shares of common stock, subject to adjustment in certain circumstances, vesting on the same terms as apply to Mr. Wiley.

The option awards to Messrs. Wiley and Nolte as provided for in their employment agreements were made on April 15, 2003, at an exercise price of $10.00 per share.

Effective January 1, 2001, MSM Acquisition Co. (now Main Street) and Mr. Mayhew entered into an employment agreement under which Mr. Mayhew will serve as President and Chief Executive Officer of Main Street, with responsibility for performing such services and duties as Main Street’s Board of Directors or the Chairman of the Bank of Powhatan may designate, for an annual base salary of $120,000. In addition, the agreement provides for a potential bonus in each of the first seven years of the agreement based on meeting specific performance goals. Mr. Mayhew did not receive a bonus for 2001 or 2002 under this provision. Other benefits include health and disability insurance coverage and other benefits offered to executive employees of TransCommunity, Bank of Powhatan or Main Street.

The agreement is for a term of five years, with an automatic annual renewal thereafter unless notice of termination is provided 60 days before the end of a term. Mr. Mayhew serves at the pleasure of Main Street. If, during the term of the agreement, Mr. Mayhew’s employment is terminated without cause, Mr. Mayhew will be entitled to a severance payment of $60,000. The agreement also contains non-competition covenants for the term of the agreement and until December 31, 2005.

Effective February 1, 2003, TransCommunity and Mr. Crowder entered into an employment agreement under which Mr. Crowder will serve as the Chief Financial Officer of TransCornmunity, with the responsibility for performing such services and duties as TransCornmunity’s Chief Executive Officer may designate, for an annual base salary of $115,000, subject to increase at the discretion of the Board. In addition, the agreement provided for a signing bonus of $5,000 and a performance bonus if TransCornmunity and Mr. Crowder agree to one in writing. Other benefits include term life insurance and health and disability insurance coverage.

The agreement is for a term of three years. Mr. Crowder serves at the pleasure of TransCornmunity’s Board of Directors. If, during the term of the agreement, Mr. Crowder’s employment is terminated without cause, Mr. Crowder will be entitled to a severance payment equal to his annual salary at that time. If, during the term of the agreement, Mr. Crowder’s employment is terminated within one year of a change in control of TransCornmunity, Mr. Crowder will be entitled to severance pay equal to three times his annual salary in effect at that time. The agreement also contains non-competition covenants for a period of six months following termination of Mr. Crowder’s employment.

Effective December 18, 2002, Bank of Goochland and Mr. McLean entered into an employment agreement under which Mr. McLean will serve as the President and Chief Executive Officer of Bank of Goochland, with the responsibility for performing such services and duties as the Bank of Goochland’s Chairman or Board of Directors may designate, for an annual base salary of $116,000, subject to increase at the discretion of the Board. Other benefits under the agreement include an automobile allowance and health and disability insurance coverage.

The agreement is for a term of three years, with a two year renewal at the option of Bank of Goochland. Mr. McLean serves at the pleasure of Bank of Goochland’s Board of Directors. If, during the term of the agreement, Mr. McLean’s employment is terminated without cause, Mr. McLean will be entitled to a severance payment equal to his annual salary in effect at that time. If, during the term of the agreement, Mr. McLean’s employment is terminated within one year of a change in control of TransCornmunity, Mr. McLean will be entitled to severance pay equal to three times his annual salary in effect at that time. The agreement also contains non-competition covenants for a period of six months following termination of Mr. McLean’s employment.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2002 with respect to certain compensation plans under which equity securities of TransCommunity are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	-0-	N/A	N/A
Equity compensation plans not approved by shareholders(1)	45,575	$10.00	21,425
Total	45,575	$10.00	21,425

(1)	All shares shown relate to the 2001 Stock Option Plan. As noted below, the plan was amended in March 2003 to increase the total number of shares issuable under the plan to 330,000. In addition, options for the purchase of 270,900 shares were granted to various directors and employees of TransCommunity, Bank of Powhatan, Bank of Goochland and the organizing directors of Bank of Louisa on April 15, 2003. Option awards to the directors and executive officers of TransCommunity on that date are detailed in note (3) to the table under “Securities Ownership of Certain Beneficial Owners and Management” above.

Stock Option Plan. The Board of Directors of the Bank of Powhatan adopted a stock option plan effective May 8, 2001. The plan was assumed by TransCommunity in connection with the reorganization in which Bank of Powhatan became a wholly-owned subsidiary of TransCommunity. The plan was amended and restated effective December 19, 2001, and was further amended on March 27, 2003, to increase the number of shares available for award and to eliminate limits on annual awards that may be made under the plan. The plan was adopted in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide flexibility to TransCommunity in its ability to motivate, attract, and retain the services of employees and directors of TransCommunity and its subsidiaries upon whose effort the successful conduct of its operation is largely dependent. The plan will expire on May 7, 2011, unless sooner terminated by the Board. To date, options to acquire 316,475 shares have been awarded under the plan.

The plan is administered by the Compensation Committee of TransCommunity’s Board of Directors, which consists entirely of the non employee directors of TransCommunity’s Executive Committee. The Compensation Committee has the power, among others, to determine the employees and directors to whom awards shall be made. In administering the plan, the committee generally has the authority to determine the terms and conditions upon which awards may be made and exercised, but no option will be exercisable in any event after ten years from its grant, to determine terms and provisions of each written agreement evidencing an award, to construe and interpret the plan and foe agreements, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan. The members of the committee are indemnified by TransCommunity against the reasonable expenses incurred by them, including attorney’s fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the plan.

The plan provides that options for up to 330,000 shares of TransCommunity’s common stock may be issued to employees and directors under the plan. The committee will adjust the number of shares subject to each outstanding award, the exercise price and the aggregate number of shares from which grants or awards may be made in order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by TransCommunity.

Subject to the terms, conditions and limitations of the plan, the committee may modify, extend or renew outstanding awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, including awards with lower exercise prices or longer terms than the surrendered awards. The committee may also modify any outstanding agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Board of Directors may terminate, amend or modify the plan from time to time in any respect, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended, pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

Employees and directors of TransCommunity and any subsidiaries (including any director who is also an employee) who are selected by the committee are eligible for awards under the plan. Such employees include any employee of TransCommunity and any subsidiaries, regardless of title or position. The plan does not limit the number of shares for which options may be granted.

The exercise price of an award may not be less than 100% of the fair market value of the shares on the award date. Unless the committee determines otherwise, one third of an award to an employee (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Unless the committee determines otherwise, one third of an award to a director (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date. The full award becomes immediately vested and exercisable if the director’s service as a director terminates on account of his death, his retirement in accordance with any company policy on mandatory retirement for directors, his permanent and total disability or his failure to be reelected after requesting to stand for reelection. Unless otherwise provided by the committee, each award becomes vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity’s primary federal regulator so directs TransCommunity to require such exercise or forfeiture.

All options awarded to date have been awarded to various directors and employees of TransCommunity, Bank of Powhatan, Bank of Goochland and the organizing board of directors of Bank of Louisa at an exercise price of $10.00 per share and a term often years. Except as otherwise provided in options grants made to Messrs. Wiley and Nolte pursuant to their respective employment agreements, one-third of the options vests annually in each of the first three years. In the case of options awarded to organizing directors of the Bank of Louisa, vesting periods do not commence to run until Bank of Louisa opens for business as a separate, subsidiary bank. The options will automatically vest in the event of a change of control of TransCommunity other than as a result of a reorganization, as is contemplated in this proxy. The discretionary option awards were made by the Compensation Committee taking into consideration the relative “at risk” capital contributions made to TransCommunity and to Bank of Powhatan to finance their initial organizational stages, attendance at board meetings, committee responsibilities, and efforts to enhance TransCommunity’s business with new customers and potential customers.

Interest of Management and Board in Certain Transactions

Certain directors and officers of TransCommunity and persons with whom they are associated have had, and expect to have in the future, banking transactions with Bank of Powhatan and Bank of Goochland in the ordinary course of their businesses, and expect to have similar transactions with Bank of Louisa once that institution is open for business. In the opinion of management of TransCommunity, all such loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

On January 4, 2001 MSM Acquisition Co. (MSM), a subsidiary of the Bank of Powhatan purchased substantially all the assets of Main Street Mortgage and Investment Corporation from Richard W. Mayhew, who was subsequently elected a Director and Chief Financial Officer of TransCommunity. In addition to a cash payment to Mr. Mayhew of $231,176, MSM issued to Mr. Mayhew a non-interest-bearing note payable for $115,588, which amount was paid January 4, 2002. MSM also issued to Mr. Mayhew a non-interest-bearing note payable for $115,588 due on or after January 30, 2003, contingent upon having earned a certain cumulative profit from operation of the business. That obligation remains outstanding. The Board of Directors of the Bank of Powhatan approved the terms of the purchase.

Report of the Audit Committee

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, has furnished the following report. During the past year, the Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority and increase the responsibility of corporate audit committees.

The Audit Committee assists the Board in overseeing and monitoring the integrity of TransCommunity’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The charter is presently under review, and it is expected that the Board, with the recommendation of the Audit Committee, will amend the charter later this year to reflect the relevant provisions of the Sarbanes-Oxley Act

The Audit Committee is responsible for overseeing TransCommunity’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2002, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and S.B. Hoover & Company, L.L.P. (“S.B. Hoover”), TransCommunity’s independent accountants;

•	Discussed with S.B. Hoover the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from S.B. Hoover regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with S.B. Hoover its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of TransCommunity’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of TransCommunity’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee does not complete its reviews prior to TransCommunity’s public announcements of financial results and, necessarily relies on the work and assurances of TransCommunity’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and S.B. Hoover, the Audit Committee recommended to the Board that the audited financial statements be included in TransCommunity’s Annual Report on Form 10-KSB for the fiscal year ended December 31,2002 for filing with the Securities and Exchange Commission.

Audit Committee

John J. Sponski, Chairman

John J. Pretlow, Jr.

Stuart C. Siegel

John H. Anderson, Jr.

W. Daniel Holly, III

Wallace L. Tingler

Principal Accounting Fees

The following fees were billed by S.B. Hoover & Company, L.L.P., TransCommunity’s independent public auditors, for services provided for the fiscal year ended December 31, 2002:

Audit Fees:	$50,055

Financial Information Systems Design and Implementation Fees:	—

All Other Fees(1):	$33,731

(1)	“All Other Fees” consisted primarily of fees for services rendered in connection with TransCommunity’s registration statement and certain periodic reports filed under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and with filings made with applicable bank regulatory agencies and for other miscellaneous accounting services.

The Audit Committee has considered the provision of such services by S.B. Hoover & Company, L.L.P., and has determined that the provision of these services to TransCommunity is compatible with maintaining the independence of its external auditors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, executive officers, and any persons holding more than 10% of the TransCommunity’s common stock to report their initial ownership of TransCommunity’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Based solely on a review of Forms 3, 4 and 5 furnished to TransCommunity during or with respect to its most recent fiscal years, TransCommunity believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2002, except as follows: Messrs. Peery and Siegel each filed a late Form 3 to report their initial beneficial ownership of TransCommunity stock; Mr. Rimler filed an amended Form 3 to report holdings inadvertently omitted from his original Form 3 filing; and Messrs. Keller, Metts, Minter, Watkins and Wiley each filed one late Form 5 to report an award of stock options granted during 2001. Among many other changes to the Exchange Act resulting from the Sarbanes-Oxley Act of 2002, the number of transactions that must be reported has increased, while the timeframe for filing these reports has decreased In light of these changes, during 2002, TransCommunity reviewed and amended its insider reporting procedures to enhance the ability of its directors and executive officers to comply in a timely manner with the Section 16(a) reporting requirements in the future.

RATIFICATION OF APPOINTMENT OF AUDITORS

S.B. Hoover & Company, L.L.P. served as TransCommunity’s independent public accountants for the fiscal year ended December 31, 2002, and has been selected by the Board of Directors as independent public accountants for TransCommunity for the fiscal year ending December 31, 2003, subject to ratification by the shareholders.

If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of S.B. Hoover & Company, L.L.P. are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF S.B. HOOVER & COMPANY, L.L.P. TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

TransCommunity anticipates holding the 2004 Annual Meeting of Shareholders on May 25, 2004. Shareholder proposals intended to be presented at the 2004 Annual Meeting must be in proper form and must be submitted in writing to the Corporate Secretary at TransCommunity’s principal office in Richmond, Virginia, no later than December 30, 2003, in order to be considered for presentation at the 2004 Annual Meeting or for inclusion in the proxy materials for such meeting.

A copy of TransCommunity’s Annual Report on Form 10-KSB (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2002, will be furnished without charge to shareholders upon written request directed to the Corporate Secretary at the address set forth on the first page of this proxy statement.

☒ Please mark your votes as in this example.

FORM OF REVOCABLE PROXY

TRANSCOMMUNITY BANKSHARES INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

May 27, 2003

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of TransCommunity Bankshares Incorporated (TransCommunity) hereby appoints William C. Wiley and Bruce B. Nolte, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of TransCommunity standing in the name of the undersigned as of April 21, 2003, at the Annual Meeting of Shareholders to be held Tuesday, May 27, 2003, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia, or any adjournments thereof, on each of the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Item 1 and FOR ratification of the auditors listed in Item 2. If any other matter shall be brought before the meeting under Item 3, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)

Annual Meeting of Shareholders

TRANSCOMMUNITY BANKSHARES INCORPORATED

May 27, 2003

Please Detach and Mail in the Envelope Provided

1. To elect five (5) Class II directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified, as instructed below.

Class II Nominees:

Thomas M. Crowder Julian C. Metts, Jr. Troy A. Peery, Jr. John J. Purcell, Jr. George W. Rimler

[ ] FOR all nominees	[ ] WITHHELD from all nominees	[ ] FOR all nominees EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Nominees Except” and write that nominee’s name on the line provided below.)

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2. To ratify the appointment of S.B. Hoover & Company, L.L.P., as independent public accountants for the fiscal year ending December 31, 2003.

_______ FOR	________ AGAINST	________ ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt from TransCommunity prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement dated April 28, 2003.

Signature __________________________________________________________ Dated: ______________________, 2003

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[    ] Please check this box if you plan to attend the meeting.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY